UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2008

WASHINGTON MUTUAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-14667

WASHINGTON	91-1653725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1301 SECOND AVENUE

SEATTLE, WASHINGTON 98101

(Address of principal executive offices, including zip code)

(206) 461-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on October 28, 2008, Washington Mutual, Inc. (the “Company”) and WMI Investment Corp. (together with the Company, the “Debtors”) filed their Motion of Debtors for an Order Pursuant to Section 365(a) of the Bankruptcy Code and Bankruptcy Rule 6006, Approving Rejection of Transfer Agreement (the “Transfer Agreement Motion”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Pursuant to the Transfer Agreement Motion, the Transfer Agent Agreement (the “Transfer Agreement”), dated as of January 3, 2005, between the

Company and Mellon Investor Services LLC (“Mellon”) was to be terminated effective as of October 28, 2008.

On November 20, 2008, the Company submitted a revised order with the Bankruptcy Court with respect to the Transfer Agreement Motion (the “Order”). The Order was approved by the Bankruptcy Court on November 21, 2008 and the Transfer Agreement will now be terminated effective December 31, 2008. After December 31, 2008, Mellon will no longer act as the Company’s transfer agent, and will not process requests to transfer the Company’s securities.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC.

Date: November 25, 2008	By:	/s/ William Kosturos

William Kosturos

Executive Vice President, Secretary and Chief Restructuring Officer